Consent of Independent Registered Public Accounting Firm

The Board of Trustees of Wells Fargo Funds Trust:

We consent to the use of our reports for the Wells Fargo Advantage Strategic Municipal Bond Fund (formerly Evergreen Strategic Municipal Bond Fund) a fund of the Wells Fargo Funds Trust, dated July 30, 2010, incorporated herein by reference, and to the reference to our firm under the heading “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

September 27, 2010